Exhibit 10.17

AGREEMENT OF PURCHASE AND SALE

by and between

POWERWAVE TECHNOLOGIES, INC.,

a Delaware corporation,

as SELLER

and

AG NET LEASE ACQUISITION CORP.,

a Delaware corporation,

as BUYER

-i-

-ii-

Section 11.15 Authority of Buyer	28

Section 11.16 Limited Liability	28

Section 11.17 Amendments	28

Section 11.18 Attorney Fees	28

SCHEDULES

Schedule 4.2 – Permitted Exceptions

Schedule 5.1(h) – Third Party Consents

Schedule 5.1(j) – Contracts

Schedule 5.1(k) – Permits

Schedule 5.1(l) – Plans

Schedule 5.1(m) – Warranties

Schedule 5.1(n) – Certificates of Occupancy

Schedule 5.1(p) – Environmental Matters

Schedule 5.1(s) – Agreements with Governmental Authorities

Schedule 5.1(aa) – Existing Insurance Policies

Schedule 5.1(bb) – Parking Spaces

Schedule 5.1(cc) – Financial Statements

EXHIBITS

Exhibit A – Real Property

Exhibit B – Equipment

Exhibit C – Form of Deed

Exhibit D – Form of Bill of Sale

Exhibit E – Deutsche Bank Lease SNDA

Exhibit F – [omitted]

Exhibit G – Form of FIRPTA Affidavit

Exhibit H – Form of Owner’s Affidavit

Exhibit I – Form of Tenant Waiver Letter

Exhibit J – Deutsche Bank Leased Premises

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AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (“Agreement”) dated as of October 17, 2011 (the “Effective Date”), is by and between POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Seller”), and AG NET LEASE ACQUISITION CORP., a Delaware corporation (“Buyer”).

WITNESSETH:

WHEREAS, Seller is the owner of that certain Property defined herein;

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property on the terms and conditions set forth in this Agreement, and

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE 1

CERTAIN DEFINITIONS

“Access Agreement” means that certain Site Access Agreement dated September 9, 2011, by and between Seller and Buyer, authorizing Buyer and its consultants to perform certain environmental site assessments and testing activities at the Real Property.

“Act of Bankruptcy” means (i) the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of a Person or a substantial part of its property, (ii) the admission by a Person of its inability to pay its debts as they become due, (iii) the making of a general assignment for the benefit of such Person’s creditors, (iv) the commencement by or against a Person of a voluntary or involuntary proceeding under the Bankruptcy Code or any federal or state insolvency laws or laws for the composition of indebtedness or for the reorganization of debtors, (v) the adjudication of a Person as a bankrupt or insolvent or (vi) the taking of any action for the purpose of effecting any of the foregoing.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Apportioned Items” is defined in Section 10.4(a).

“Appraisal” is defined in Section 3.1.

“Appurtenances” is defined in Section 2.1(c).

“ASTM Standard” means ASTM International’s Standard Practice for Environmental Site Assessments, Phase I Environmental Site Assessment Process E1527-05.

“Bankruptcy Law” is defined in Section 5.1(g).

“Bill of Sale” is defined in Section 4.1(b).

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Buyer” is defined in the introductory paragraph of this Agreement.

“Buyer Indemnified Parties” is defined in Section 5.4.

“Buyer’s Closing Deliveries” is defined in Section 10.3(b).

“Buyer’s Default” means the failure of Buyer, without legal excuse, to complete the purchase of the Property.

“Buyer Transaction Expenses” is defined in Section 7.2(a).

“Certificates of Occupancy” is defined in Section 5.1(n).

“Closing” means the consummation of the purchase and sale contemplated hereunder.

“Closing Date” is defined in Section 10.2.

“Closing Expenses” is defined in Section 7.2(a).

“Code” is defined in Section 10.3(a).

“Contracts” is defined in Section 2.1(f).

“Custodian” is defined in Section 5.1(g).

“Deed” is defined in Section 4.1(a).

“Deutsche Bank” means Deutsche Bank National Trust Company.

“Deutsche Bank Lease” means that Lease between Seller, as landlord, and Deutsche Bank, as tenant, dated December 31, 1998, as amended by First Amendment to Lease dated May 1, 2004, Second Amendment to Lease dated November 1, 2004, and Third Amendment to Lease dated August 1, 2008, with respect to that portion of the property described on Exhibit J.

“Deutsche Bank Lease SNDA” means that Subordination, Non-Disturbance and Attornment Agreement dated as of the Closing Date by and among Seller, Buyer and Deutsche Bank.

“Due Diligence Materials” means all due diligence deliveries delivered under the Letter of Intent or this Agreement to Buyer.

“Effective Date” is defined in the introductory paragraph of this Agreement.

“Environmental Law” means (a) whenever enacted or promulgated, any applicable federal, state, foreign or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity, as now or hereafter in effect and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or inadvertent ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act, the National Environmental Policy Act and the Hazardous Materials Transportation Act, each as amended and hereafter in effect and any similar state or local law.

“Environmental Reports” is defined in Section 5.1(p).

“Environmental Violation” means (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Property, or from the Property to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Property or which extends to any adjoining property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any drums, barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Buyer, Seller, Buyer’s lender or any other owner or occupier of the Property, or which could result in a creation of a lien on the Property under any Environmental Law or (e) any violation of or noncompliance with any Environmental Law.

“Equipment” is defined in Section 2.1(e).

“Existing Insurance Policies” is defined in Section 5.1(cc).

“Fee Cap” is defined in Section 7.2(a).

“Financial Statements” is defined in Section 5.1(cc).

“Fixtures” is defined in Section 2.1(d).

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” means any federal, state or local government, authority, agency or regulatory body.

“Hazardous Activity” means any activity, process, procedure or undertaking which directly or indirectly (a) procures, generates or creates any Hazardous Substance, (b) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, soil, ground water, watercourses or water systems), (c) involves the containment or storage of any Hazardous Substance or (d) would cause the Property or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

“Hazardous Condition” means any condition which would support any claim or liability under any Environmental Law, including the presence of USTs.

“Hazardous Substance” means (a) any substance, material, product, petroleum, petroleum product, derivative, compound, mineral (including asbestos), chemical, gas, medical waste, other pollutant, or mixture thereof, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (b) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos-containing materials, urea-formaldehyde foam insulation, lead, mold or other microbial contamination, and polychlorinated biphenyls.

“Improvements” is defined in Section 2.1(b).

“Indemnified Party” is defined in Section 7.1.

“Intangible Property” is defined in Section 2.1(f).

“Lease Agreement” means a Lease Agreement to be entered into as of the Closing Date, between Buyer or its assignee, as landlord, and Seller, as tenant, with respect to the Property, in form and substance to be agreed upon by Buyer and Seller.

“Legal Requirements” means the requirements of all present and future laws, including all permit and licensing requirements and all covenants, restrictions and conditions, including all easement agreements, now or hereafter of record which may be applicable to Seller or to the Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, improvement, repair or restoration of the Property.

“Letter of Intent” means that certain letter of intent dated September 7, 2011 entered into by Seller and Buyer related to the Transaction.

“Outside Date” is defined in Section 10.2.

“Permits” is defined in Section 5.1(k).

“Permitted Encumbrances” means, collectively, (i) Permitted Exceptions and (ii) all Legal Requirements now or hereafter in effect relating to the Property.

“Permitted Exceptions” is defined in Section 4.2.

“Person” means an individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated association, any other entity or any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

“Plans” is defined in Section 5.1(l).

“Property” is defined in Section 2.1.

“Proprietary Information” means any written, oral, documentary or other information (including reports, tests, and studies) relating to the Transaction which is received by one party from the other party (or from third parties through the other party’s authorization) and is not publicly available, including, without limitation, (a) information relating to the ownership, condition, operation and/or financial performance of the Property, (b) the fact that discussions or negotiations are taking place between the parties with respect the Transaction, and (c) information relating to the terms and conditions on which Buyer is willing to enter into the Transaction and the terms on which Buyer is able to obtain financing with respect to the Transaction. Information shall not be deemed Proprietary Information if such information: (i) is already known to the receiving party without obligation of confidentiality, from a source other than the other party; (ii) is or hereafter becomes publicly known by the receiving party through no wrongful act, fault or negligence of the receiving party; (iii) is received by the receiving party without restriction and without breach of this or any other Agreement from a third party entitled to disclose it or (iv) is independently developed by the receiving party.

“Purchase Price” is defined in Section 2.2(a).

“Real Property” is defined in Section 2.1(a).

“REC” means a recognized environmental condition, as defined by the ASTM Standard.

“Seller” is defined in the introductory paragraph of this Agreement.

“Seller’s Closing Deliveries” is defined in Section 10.3(a).

“Seller’s Default” means the failure of Seller, without legal excuse, to complete the sale of the Property.

“Seller’s Transaction Expenses” means all costs and expenses incurred by the Seller in connection with the consummation of the Transaction, including, without limitation, Seller’s reasonable attorney’s fees and expenses.

“Specially Designated National or Blocked Person” is defined in Section 5.1(f).

“Termination Notice” is defined in Section 3.2.

“Third Party Consents” is defined in Section 5.1(h).

“Third Party Reports” is defined in Section 3.1.

“Title Commitment” is defined in Section 3.1.

“Title Company” means the office of Fidelity National Title Insurance Company located at 1 Park Avenue, Suite 1402, New York, New York 10016, Attn: Robert L. Simon, Esq.

“Title Policy” is defined in Section 4.2.

“Transaction” means the transactions contemplated in this Agreement.

“USTs” is defined in Section 5.1(p).

“Vacant Parcel” means that certain undeveloped parcel of real property containing approximately 2.87 acres and owned by Seller. Such parcel is identified as tax parcel number 403-061-06.

“Warranties” is defined in Section 5.1(m).

ARTICLE 2

PURCHASE AND SALE OF PROPERTY

Section 2.1 Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, subject to the terms and conditions set forth herein, the following:

(a) the real property located at 1761-1801 E. St. Andrew Place, Santa Ana, California 92705 and the Vacant Parcel, both being more particularly described on Exhibit A (collectively, the “Real Property”);

(b) the building containing approximately 367,045 square feet in the aggregate and all other structures and improvements situated on, or affixed or appurtenant to the Real Property (collectively, the “Improvements”), but excluding any utility facilities, structures or equipment owned by applicable utility companies;

(c) all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Real Property, including (i) easements over other lands granted by any easement agreement and (ii) any streets, ways, alleys, vaults, gores or strips of land adjoining the Real Property (collectively, the “Appurtenances”);

(d) all fixtures (excluding the improvements that make up the underground vault at the Real Property (the “Underground Vault”), the wireless telecom equipment located in the Underground Vault which can be raised out of the ground by a remote operator, the monopole (in the form of an artificial palm tree) located at the front of the Real Property that contains certain of Seller’s antenna products, the antenna chamber inside of the Real Property that is used to test the properties of wireless antennas, uninterruptible powers supplies, two compressed air systems that are used in Seller’s manufacturing processes, television monitors in the Real Property (other than any television monitors used in the security system for the Real Property), and wireless telecommunications equipment on the roof of the Real Property, including antennas and tower mounted amplifiers) located on or affixed to the Real Property or the Improvements (collectively, the “Fixtures”);

(e) all machinery, equipment (excluding the improvements that make up the Underground Vault, the wireless telecom equipment located in the Underground Vault which can be raised out of the ground by a remote operator, the monopole (in the form of an artificial palm tree) located at the front of the Real Property that contains certain of Seller’s antenna products, the antenna chamber inside of the Real Property that is used to test the properties of wireless antennas, uninterruptible powers supplies, two compressed air systems that are used in Seller’s manufacturing processes, television monitors in the Real Property (other than any television monitors used in the security system for the Real Property), and wireless telecommunications equipment on the roof of the Real Property, including antennas and tower mounted amplifiers) and other property described in Exhibit B (collectively, the “Equipment”); and

(f) all intangible personal property owned by Seller as of the Closing Date and used in the ownership, use or operation of the Property, including, without limitation, all Plans, Permits, Warranties, leases and lease rights with respect to the Property; and utility contracts, service contracts and other agreements with respect to the Property (the “Contracts”) (collectively, the “Intangible Property”).

All of the items referred to in subparagraphs (a), (b), (c), (d), (e) and (f) above are collectively referred to as the “Property.”

Section 2.2 Purchase Price.

(a) The purchase price of the Property is Forty-Nine Million Five Hundred Fifty Thousand Dollars ($49,550,000) (the “Purchase Price”). The Purchase Price shall be paid to Seller in immediately available funds via wire transfer at the Closing.

(b) On the Effective Date, Buyer has delivered to Seller and Seller acknowledges receipt of cash in the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive right and option to purchase the Property and for and in consideration of Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events. Under no event shall Buyer have any right to reimbursement of the Independent Contract Consideration.

ARTICLE 3

BUYER’S DUE DILIGENCE

Section 3.1 Due Diligence. Prior to the execution of this Agreement, Buyer reviewed the Due Diligence Materials, conducted a physical inspection of the Property, and obtained and reviewed those of the following it so desired (collectively, the “Third Party Reports”): (i) an engineering / property condition report, including a roof report and a building structural analysis; (ii) an environmental assessment report(s), including a Phase II Environmental Assessment performed subject to the terms of the Access Agreement; (iii) a title report and commitment for title insurance from the Title Company, together with copies of the underlying documents (the “Title Commitment”); (iv) a current “as built” ALTA survey; (v) an MAI appraisal (the “Appraisal”); (vi) a seismic report, and (viii) an Americans with Disabilities Act survey. The Third Party Reports are satisfactory to Buyer and, following the execution of this Agreement, Buyer shall have no right to terminate this Agreement for matters that were the subject of Buyer’s review of the Due Diligence Materials or the Third Party Reports or results of the physical inspection of the Property. Notwithstanding the foregoing, as Buyer and Seller agreed to the sale and purchase of the Vacant Parcel subsequent to the sale of the portion of the Real Property containing the Improvements, Buyer has not received certain of the Third Party Reports related to the Vacant Parcel and Seller and Buyer agree that Buyer reserves the right to object to matters contained in the Third Party Reports for the Vacant Parcel, provided, however, Buyer agrees to promptly object to any such matters upon receipt and review of the Third Party Reports.

ARTICLE 4

TITLE

Section 4.1 Transfer of Title. At the Closing, Seller shall convey to Buyer title to:

(a) the Real Property, Fixtures, Improvements and Appurtenances by good and sufficient Grant Deed in the form of Exhibit C (the “Deed”); and

(b) the Equipment and Intangible Property by good and sufficient Bill of Sale in the form of Exhibit D (the “Bill of Sale”).

Section 4.2 Evidence of Title. Delivery of title in accordance with Section 4.1 shall be evidenced by the willingness of the Title Company to issue, at the Closing, its standard Owner’s American Land Title Association Policy of Title Insurance (the “Title Policy”) in the amount of the Purchase Price showing title to the Real Property, Improvements and Appurtenances vested in Buyer, containing such endorsements as Buyer shall reasonably request and subject to no exceptions other than the following (“Permitted Exceptions”):

(a) interest of Deutsche Bank as a tenant in possession, subject to the Deutsche Bank SNDA to be executed at Closing;

(b) non-delinquent liens for local real estate taxes and assessments;

(c) the exceptions set forth on Schedule 4.2 attached hereto; and

(d) such other exceptions as Buyer has approved or waived in writing.

ARTICLE 5

SELLER’S REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer that as of the date hereof and the Closing Date:

(a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in the State of California. Seller’s principal place of business is in Santa Ana, California.

(b) Seller has full power, authority and legal right to sell the Property to Buyer and execute and deliver this Agreement and the Lease Agreement, execute and deliver the Deed, Bill of Sale, and such instruments, documents and agreements referenced therein, and perform and observe the terms and conditions of each of the documents described above.

(c) This Agreement (i) is duly authorized, executed and delivered by Seller, (ii) is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, (iii) does not violate any of Seller’s charter documents and (iv) does not conflict with or result in the breach of any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority binding upon Seller, or result in the breach of any term or provision of, or constitute a default, or result in the acceleration of any obligation under any loan agreement, indenture, financing agreement, or any other agreement or instrument of any kind to which Seller is a party or to which Seller or the Property is subject.

(d) All other documents executed by Seller which are to be delivered to Buyer at the Closing, at the time of the Closing (including, without limitation, the Lease Agreement), (i) will be duly authorized, executed and delivered by Seller, (ii) will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, (iii) will not violate any of Seller’s charter documents and (iv) will not conflict with or result in the breach of any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority binding upon Seller, or result in the breach of any term or provision of, or constitute a default, or result in the acceleration of any obligation under any loan agreement, indenture, financing agreement, or any other agreement or instrument of any kind to which Seller is a party or to which Seller or the Property is subject.

(e) Seller is not a foreign corporation, foreign partnership, foreign trust and/or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended and in the accompanying regulations), and Seller’s U.S. employer identification number is 11-2723423.

(f) Neither Seller nor any of Seller’s members, owners, officers, or directors is a Specially Designated National or Blocked Person. As used herein, the term “Specially Designated National or Blocked Person” shall mean a Person (i) designated by the Office of Foreign Assets Control at the U.S. Department of the Treasury, or other U.S. governmental entity, and appearing on the List of Specially Designated Nationals and Blocked Persons (http://www.ustreas.gov/offices/enforcement/ofac/sdn/ index.shtml), which List may be updated from time to time; or (ii) with whom Buyer or its affiliates are prohibited from engaging in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

(g) Seller has not commenced a voluntary case under Bankruptcy Law nor has there been commenced against Seller an involuntary case under Bankruptcy Law, nor has Seller consented to the appointment of a Custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any applicable Bankruptcy Law that is for relief against Seller or appoints a Custodian for Seller or for all or any substantial part of Seller’s property. The term “Bankruptcy Law” means the United States Bankruptcy Code, 11 U.S.C.A. §§ 101 et seq. or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h) Except for the approvals and consents listed in Schedule 5.1(h) (the “Third Party Consents”), no authorizations, consents or approvals of or filings with any Governmental Authority or any other Person is required with respect to Seller for the execution and delivery of this Agreement and the performance of its obligations hereunder. Seller has obtained, or will have obtained prior to the Closing, all Third Party Consents.

(i) The Deutsche Bank Lease is the only lease affecting the Property. Seller has provided Buyer with a true and complete copy of the Deutsche Bank Lease, including all amendments and modifications thereto. The Deutsche Bank Lease is in full force and effect and is a legal, valid, binding and enforceable obligation of Seller, and to Seller’s knowledge, of Deutsche Bank. To Seller’s knowledge, no event has occurred which with the giving of notice or the passage of time, or both, would constitute a default under the Deutsche Bank Lease which remains uncured. Seller has received no written notice of default from any Person alleging any default which remains uncured under the Deutsche Bank Lease on the part of any party to such lease. Deutsche Bank is in possession of its respective premises and has not vacated or abandoned its premises or any portion thereof, nor has such tenant given Seller notice, verbal or otherwise, of their intent to so vacate or abandon their space or any portion thereof at any time in the future. Neither Deutsche Bank nor any Person has any purchase option, termination option, right of first refusal, right of first offer or similar right to purchase the Property or any portion thereof. There are no earned and unpaid broker’s fee or commission obligations with respect to the Deutsche Bank Lease and there are no brokerage agreements or understandings related to commissions that could be payable in the future in connection with an extension, expansion or similar occurrence with respect to the Deutsche Bank Lease.

(j) The list of Contracts in Schedule 5.1(j) is a complete list of all of the Contracts affecting the Property to which Seller is a party and which will be binding on Buyer or the Property following the Closing. Seller has provided Buyer with a true and complete copy of each Contract. Each Contract is in full force and effect and is a legal, valid, binding and enforceable obligation of Seller, and to Seller’s knowledge, of the other parties thereto. Except as disclosed to Buyer, none of the Contracts has been amended, modified or supplemented and no provision of any of the Contracts has been waived. Seller will remain the contract party on all Contracts and all Contracts shall remain the responsibility of Seller, as tenant under the Lease Agreement following Closing, unless expressly assumed by Buyer in connection with the Closing of the Transaction.

(k) To Seller’s knowledge, the list of permits in Schedule 5.1(k) is a complete list of all permits, licenses, approvals and easements mandated or necessary in order to permit Seller to carry on its business (the “Permits”). Seller has provided Buyer with a true and complete copy of each Permit. To Seller’s knowledge, each Permit (i) has been properly issued and is fully paid for; (ii) is in full force and effect and no suspension, cancellation or amendment of any of such Permit is threatened; and (iii) is transferable and will not be revoked, invalidated, violated or otherwise adversely affected by the Transaction.

(l) The list of plans in Schedule 5.1(l) is a complete list of all building plans, specifications and drawings with respect to the Improvements (the “Plans”) in the possession of Seller. Seller has delivered to Buyer correct and complete copies of the Plans in Seller’s possession.

(m) The list of warranties in Schedule 5.1(m) is a complete list of all assignable guaranties, warranties, certificates, rights and privileges with respect to the Improvements (the “Warranties”) in the possession of Seller. Seller has delivered to Buyer correct and complete copies of the Warranties in Seller’s possession.

(n) To Seller’s knowledge, the certificates of occupancy listed on Schedule 5.1(n) are true and complete copies of all of the certificates of occupancy required for the occupancy and operation of the Improvements (the “Certificates of Occupancy”). To Seller’s knowledge, the Certificates of Occupancy have been properly issued and all fees payable in connection therewith have been paid in full. To Seller’s knowledge, no applications are pending to amend such Certificates of Occupancy, and there are no pending or threatened proceedings to cancel, suspend, amend or revoke such Certificates of Occupancy and there are no uncured violations of Legal Requirements affecting the zoning, use, development, maintenance, condition or operation of the Property, or any portion thereof (including the conduct of business operations thereon).

(o) To Seller’s knowledge, all water, sewer, gas, electric, telephone, cable, drainage facilities and all other utilities required by applicable Legal Requirements or by the use and operation of the Property, together with all easements and rights of way necessary for the use and enjoyment thereof, are installed to the property lines of the Property, are connected pursuant to valid permits, are adequate to service the Property for its current use and so as to comply with applicable Legal Requirements and are in good working order and repair. To Seller’s knowledge, all permits and connection fees are fully paid and no action is necessary on the part of Buyer to transfer such permits thereto. To Seller’s knowledge, no fact or condition exists which would result in the termination of such utility services to the Property.

(p) Seller makes the following representations and warranties related to environmental matters at the Property:

(i) Seller has delivered to Buyer complete, unedited and unredacted copies of the environmental reports previously obtained by Seller and in its possession, including without limitation any drafts or unissued reports (the “Environmental Reports”). The Environmental Reports are the latest reports relating to environmental conditions at or about the Property that Seller or any principal of Seller or other entity making up Seller has obtained or possesses.

(ii) To Seller’s knowledge, Seller is not currently in violation of any Environmental Laws at the Property. By delivery of the Due Diligence Materials, Seller has provided Buyer with all information related to known violations of Environmental Laws, if any.

(iii) Other than as described on Schedule 5.1(p), or disclosed in the Due Diligence Materials or the Third Party Reports:

(A) Pursuant to California Health and Safety Code section 25359.7, Seller hereby gives notice to Buyer, and Buyer hereby acknowledges receipt of such notice from Seller, that Seller does not know of or have reasonable cause to believe that a release of Hazardous Substances has come to be located on or beneath the Property.

(B) Seller has not received any written notice, report or information regarding any existing and uncured violations of, or any corrective, investigatory or remedial obligations, arising under Environmental Laws with respect to the present operations of the Property;

(C) Seller has received no written notice of, and Seller otherwise has no knowledge of, any hazardous or toxic substances, materials or wastes, pollutants or contaminants (including, without limitation, petroleum and petroleum products, asbestos, PCBs and lead-based paint) used, stored or disposed of at the Property;

(D) Seller has no knowledge of any underground storage tanks (the “USTs”) currently located on or under the Property, and

(E) Seller has not entered into any indemnity (either benefiting or burdening Seller), cost-sharing, access or other agreements related to any Hazardous Substances on the Property.

(q) To Seller’s knowledge, the Property is not currently in violation of any applicable Legal Requirements, including without limitation the Americans With Disabilities Act, 42 U.S.C.A. §§ 1201 et seq., or of any requirements of any Governmental Authority, including without limitation zoning, subdivision, building and environmental requirements.

(r) The Property is separately assessed for purposes of ad valorem real property taxes. All platting and replatting requirements in respect of the Real Property have been satisfied to accommodate the operation of the Improvements and no subdivision or parcel map not already obtained is required to transfer the Property to Buyer. There is no special or preferential assessment in effect with respect to the Property.

(s) To Seller’s knowledge, no variances, reliance on adjacent property or special exception is required for the operation and use of the Improvements as currently operated and used.

(t) There are no actions, suits, proceedings or governmental investigations pending or, to Seller’s knowledge, threatened against or affecting Seller or the Property at law or in equity before any court or administrative office or agency, except as disclosed in the Due Diligence Materials: (i) which could reasonably be expected to adversely affect Seller’s right to sell and/or lease the Property; (ii) which could reasonably be expected to result in any material, adverse change in Seller’s business or financial condition; (iii) which could reasonably be expected to adversely affect the current use or operation of the Property or (iv) which could reasonably be expected to adversely affect Seller’s ability to perform its obligations under this Agreement or the Lease Agreement.

(u) The Property is not pledged to secure any indebtedness of Seller or any other Person.

(v) To Seller’s knowledge, there are no existing unrecorded deeds, mortgages, land contracts, options to purchase, agreements or other instruments adversely affecting title to the Property, and none of Seller or any agent, officer, employee or principal thereof has done anything to create any unrecorded lien, encumbrance, transfer of interest, constructive trust, or other equity in the Property whatsoever.

(w) All real property taxes and assessments due and payable with respect to the Property have been paid in full. There are no tax appeals, tax certiorari proceedings, tax reduction proceedings or tax protests pending with respect to the Property.

(x) Seller has not received written notice from any Governmental Authority or any other entity responsible therefor of any fact or condition that would result in the termination of (i) the current, unimpaired vehicular and pedestrian access from the Property to presently existing public roads or (ii) access from the Property to existing sewer or other utility facilities servicing, adjoining or situated on the Property.

(y) To Seller’s knowledge, the Improvements and Equipment are in good condition and repair and there are no physical or mechanical defects in the Improvements, including without limitation the roof, the structural components, the plumbing, heating, ventilation, air conditioning, elevators, fire detection and electrical systems, except as disclosed in the Due Diligence Materials or Third Party Reports. There is no actual or, to Seller’s knowledge, threatened settlement, earth movement, termite infestation or damage, or mold or other microbial contamination affecting the Property, except as disclosed in the Due Diligence Materials or Third Party Reports.

(z) To Seller’s knowledge, there are no condemnation, eminent domain, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would adversely affect either the use and operation of the Property for its present use or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

(aa) Schedule 5.1(aa) contains a list of the existing insurance policies maintained by Seller with respect to the Property (the “Existing Insurance Policies”). Seller has not received any written notice or demand from any of the insurers of all or any portion of the Property (or insurers of any activities conducted thereon) to correct or change any existing physical condition on the Property or any practice of Seller. Seller is in compliance with and not in violation of any insurance policies maintained by Seller affecting all or any portion of the Property.

(bb) Schedule 5.1(bb) sets forth the number of existing parking spaces at the Property.

(cc) Schedule 5.1(cc) sets forth the financial statements of Seller furnished to Buyer (the “Financial Statements”). The Financial Statements are true and correct in all material respects, have been prepared in accordance with GAAP throughout the periods indicated and fairly present the financial condition of Seller for the respective periods indicated therein, subject to customary year-end adjustments with respect to the unaudited financial statements. Except as expressly disclosed to Buyer on or prior to Closing related to the anticipated sales of Seller in the third quarter of 2011, from July 3, 2011 to the Effective Date, there has been no adverse change in any material respect in the assets, liabilities, condition (financial or otherwise) or business of Seller from that set forth or reflected in the above-mentioned financial statements other than changes in the ordinary course of business, none of which is materially adverse.

(dd) Seller has not received any written notice that the Property is or will be subject to or affected by any moratoria on additional developments or expansions.

(ee) Seller has not made written application to any Governmental Authority for any expansion or further development of the Property, and Seller has not received written notice that any expansion or further development of the Property is subject to any restrictions or conditions except as set forth in local zoning law requirements.

(ff) Seller has not received written notice from any Governmental Authority of (i) any pending or contemplated change in any federal, state or local governmental or private restriction applicable to the Property, (ii) any pending or threatened judicial or administrative action or (iii) any action pending or threatened by adjacent land owners or other Persons, which would result in a change in the condition of the Property or any part thereof or in any way prevent or limit the construction and/or operation of the Improvements or any part thereof.

(gg) No party other than Seller or Deutsche Bank under the Deutsche Bank Lease is entitled to possession or use of the Property or any portion thereof.

(hh) No labor has been performed or materials fabricated or furnished at or with respect to the Property that could result in a materialman’s or mechanic’s lien filed against the Property, except as shall have been fully paid or released.

Section 5.2 Survival; Limitation of Liability. All representations and warranties of Seller contained in this Agreement shall survive the Closing.

Section 5.3 Seller’s Knowledge. Buyer expressly understands and agrees that the phrase “to Seller’s knowledge” as used in Section 5.1 means a matter that the following officers of Seller: Tom Spaeth and Dan Orozco (collectively, “Primary Individual”) are actually presently aware of or would be expected to discover or otherwise become aware of in the course of conducting a reasonable investigation. The reference to the Primary Individual shall not create any personal liability by the Primary Individual for breach of any representations or warranties by Seller; Buyer’s recourse shall be solely to Seller. Buyer hereby waives any right to seek indemnification pursuant to Section 5.4 below for any fact or condition: (y) of which Buyer has actual knowledge prior to Closing (through its review of the Third Party Reports and the Due Diligence Materials) and (z) which would render untrue any of the representations and warranties set forth herein. The representations and warranties of Seller set forth herein and the fact that the representations of Seller set forth herein may be limited by the phrase “to Seller’s knowledge” shall not be deemed to modify, alter or limit any express provision (or any obligation related thereto) of Seller under the Lease Agreement in which Seller provides a representation or warranty to Buyer.

Section 5.4 Indemnification. Seller shall indemnify, defend and hold harmless (a) Buyer, (b) any director, member, manager, officer, shareholder, general partner, limited partner, employee or agent of Buyer (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership, corporation, limited liability company (or other entity) of Buyer, or any of its general partners, members or shareholders and (d) any other affiliates of Buyer (collectively, the “Buyer Indemnified Parties”), from and against any and all liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys’ fees and expenses), causes of action, legal or administrative proceedings, suits, claims, demands or judgments of any nature howsoever caused should any representation or warranty set forth herein prove to have been untrue or inaccurate when made or arising from any breach by Seller of any representation or warranty set forth herein.

ARTICLE 6

RISK OF LOSS AND INSURANCE PROCEEDS

Section 6.1 Casualty. Seller shall give Buyer timely notice of the occurrence of material damage to or destruction of any portion of the Property. In the event that all or any material portion of the Property is destroyed or damaged by fire or other casualty prior to the Closing and the cost to repair or restore any loss or damage caused thereby is greater than ten percent (10%) of the Purchase Price, as estimated by an independent general contractor selected by Buyer, or shall result in a loss of access to the Property, then Buyer may, at its option to be exercised within ten (10) Business Days of Buyer’s receipt of such estimate, either terminate this Agreement or agree to consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement or fails to give Seller notice within such ten (10) Business Day period that Buyer will proceed with the purchase, then this Agreement shall terminate at the end of such ten (10) Business Day period and neither party shall have any further rights or obligations hereunder except as provided in those Sections which expressly survive the termination of this Agreement. If a portion of the Property is destroyed or damaged by fire or other casualty prior to the Closing and the cost to repair or restore any loss or damage caused thereby is equal to or less than ten percent (10%) of the Purchase Price, as determined by an independent appraiser selected by Buyer, or if Buyer elects to consummate the Transaction notwithstanding the fact that the loss or damage is in excess of ten percent (10%) of the Purchase Price, then (i) Buyer shall proceed with the Closing, (ii) subject to the terms and conditions in the Lease Agreement, Seller shall be entitled to any insurance proceeds collected by Seller as a result of such damage or destruction, and (iii) Seller shall pay any deductible under the applicable insurance policies, and repair and restore the Property to its condition immediately prior to such casualty in accordance with the terms and conditions set forth in the Lease Agreement. The provisions of this Section 6.1 shall survive the Closing.

Section 6.2 Condemnation. Seller shall give Buyer notice of the occurrence of the commencement of condemnation proceedings affecting, any portion of the Property. In the event that all or any material portion of the Property is the subject of any commencement of condemnation proceedings prior to the Closing, then Buyer may, at its option to be exercised within ten (10) Business Days of Seller’s notice of the occurrence of the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. For the purposes of this Section 6.2, “material portion” shall mean either (i) such condemnation proceeding that may result in a loss of access to the Property or (ii) such condemnation proceeding that involves more than ten percent (10%) of the rentable area of the Property. If Buyer elects to terminate this Agreement or fails to give Seller notice within such ten (10) Business Day period that Buyer will proceed with the purchase, then this Agreement shall terminate at the end of such ten (10) Business Day period and neither party shall have any further rights or obligations hereunder except as provided in those Sections which expressly survive the termination of this agreement. If Buyer elects to consummate the Transaction notwithstanding the existence of a condemnation proceeding with respect to a material portion of the Property, or less than a material portion of the Property is condemned prior to the Closing, then Seller shall be entitled to any condemnation awards collected by Seller as a result of such condemnation and there shall be a credit against the Purchase Price due hereunder equal to the amount of any condemnation awards collected by Seller as a result of any such condemnation. If the awards have not been collected as of the Closing, then such awards shall be assigned to Buyer, and Buyer shall not receive any credit against the Purchase Price with respect to such awards. The provisions of this Section 6.2 shall survive the Closing.

ARTICLE 7

BROKERS AND EXPENSES

Section 7.1 Brokers. The parties represent and warrant to each other that no commercial real estate broker or finder was instrumental in arranging or bringing about the Transaction and that there are no claims or rights for commercial real estate brokerage commissions or finder’s fees in connection with the Transaction, other than that fee payable to Warren & Company (“W&C”) pursuant to that written agreement between Buyer and W&C (the “W&C Fee”). On the Closing Date, Seller shall be responsible for the payment of a portion of the W&C Fee in an amount equal to the lesser of: (i) fifty percent (50%) of the W&C Fee payable by Buyer on the Closing Date or (ii) Two Hundred Forty-Seven Thousand Seven Hundred Fifty Dollars ($247,750). If any Person brings a claim for a commercial real estate brokerage commission or finder’s fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such Person makes his claim shall defend the other party (the “Indemnified Party”) from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 7.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement. To Seller’s knowledge, there are no brokerage obligations or agreements of Seller or Deutsche Bank (pursuant to the Deutsche Bank Lease) that will be binding upon Buyer following the Closing.

Section 7.2 Expenses.

(a) Except as provided in Section 7.2 below, irrespective of whether the Closing occurs, Seller will be responsible for all of Buyer’s reasonable and customary fees and actual out-of-pocket expenses related to the Transaction, which shall include but not be limited to the Seller’s portion of the W&C Fee described in Section 7.1, transfer taxes, recording fees (with respect to the Deed) and title insurance premiums (collectively, “Closing Expenses”), and the cost of the Third Party Reports, Buyer’s out of pocket accounting fees and expenses and Buyer’s out-of-pocket legal fees and expenses; provided that Seller’s obligation to pay for Third Party Reports and legal fees and expenses shall be limited to One Hundred Fifty Thousand Dollars ($150,000) (the “Fee Cap”); such Fee Cap shall not apply to the Closing Expenses described above and such Closing Expenses will not be taken into account when calculating the Fee Cap. Together, the fees and expenses described in this Section 7.2(a) are the “Buyer Transaction Expenses”.

(b) Seller shall be responsible for the Seller Transaction Expenses, it being understood and agreed by Seller that, if Closing does not occur due solely to a Buyer Default then Seller’s sole recourse shall be the liquidated damages described in Section 10.5(a) of this Agreement.

(c) If the Transaction does not close due to a Buyer Default, Buyer shall be responsible for the Buyer Transaction Expenses.

(d) The provisions of this Section 7.2 shall survive the Closing, or, if the sale is not consummated, the termination of this Agreement.

ARTICLE 8

COVENANTS OF SELLER

Section 8.1 Buyer’s Approval of Agreements Affecting the Property. Between the Effective Date and the Closing Date, Seller shall not and shall not permit any party to enter into or suffer to exist any new lease, license, contract, easement, covenant, condition, restriction, lien, security interest or other agreement or encumbrance affecting the Property (other than the Permitted Encumbrances) that will be binding on Buyer or the Property after the Closing, or amend, modify, terminate, or waive any provision of, any of the foregoing, without first obtaining Buyer’s approval, which approval may be withheld or delayed in Buyer’s sole and absolute discretion. Seller shall submit an actual copy of such new lease, license, contract, easement, covenant, condition, restriction, lien, security interest or other agreement, encumbrance, amendment, modification, termination or waiver at the time that Seller seeks Buyer’s approval. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action within five (5) Business Days after Seller notifies Buyer of Seller’s desire to take such action, then Buyer shall be deemed to have withheld its approval.

Section 8.2 Material Adverse Changes. Seller shall promptly notify Buyer of: (a) any material adverse change with respect to the condition of the Property, or the financial or operating condition of Seller or (b) any event or circumstance which makes any representation or warranty of Seller under this Agreement untrue, incorrect or incomplete in any material respect. If a material adverse change occurs or any representation or warranty becomes untrue as provided herein, Seller shall also provide Buyer with all available information related to events or conditions that caused such material adverse change to occur or that caused such representation or warranty to no longer be true, correct or complete.

Section 8.3 Performance. Until Closing, Seller shall not commit any waste upon the Property or introduce or permit the introduction of any Hazardous Substance upon the Property in a manner that would create or constitute a REC. Seller hereby expressly covenants that if Seller becomes aware of any Hazardous Substances that are or may be located on the Property between the Effective Date and the Closing Date the presence of which constitutes a REC, and which are not disclosed in the Due Diligence Materials or Third Party Reports, Seller shall promptly notify Buyer in writing of the presence of any such Hazardous Substances.

Section 8.4 Exclusivity. Until the earlier to occur of: (a) the expiration or earlier termination of this Agreement or (b) a Buyer’s Default exists and is continuing, Seller shall not solicit and entertain or accept any offers related to the sale of the Property or enter into a “back up” offers for the Property and shall notify any party making such offer of the existence of this Agreement.

ARTICLE 9

CONDITIONS TO CLOSING

Section 9.1 Conditions to Buyer’s Obligation to Close. The obligation of Buyer to acquire the Property on the Closing Date shall be subject to the satisfaction or written waiver by Buyer of the following conditions precedent on and as of the Closing Date:

(a) Representations and Warranties of Seller. The representations and warranties of Seller set forth in Section 5.1 shall be true, complete and correct in all material respects on and as of the Effective Date and on and as of the Closing Date.

(b) Seller’s Performance. Seller shall have performed all covenants and obligations required by this Agreement to be performed or delivered by it on or before the Closing Date, including, without limitation, payment of Seller’s portion of the W&C Fee as provided in Section 7.1 of this Agreement.

(c) Payment of Buyer Transaction Expenses. Seller shall pay at Closing, or authorize the Title Company to deduct from the net proceeds payable to Seller at Closing, all accrued and unpaid Buyer Transaction Expenses (including fees and expenses up to the Fee Cap) as of the Closing Date for which invoices have been presented at or prior to Closing.

(d) Seller’s Closing Deliveries. Seller shall have delivered to the Title Company all of Seller’s Closing Deliveries.

(e) Title Policy. The Title Company shall be unconditionally obligated and prepared, subject only to payment of the applicable premium and other related charges and the recording, as applicable, of all conveyance documents, to issue the Title Policy pursuant to Section 4.2.

(f) No Bankruptcy. No Act of Bankruptcy on the part of Seller shall have occurred and remain outstanding as of the Closing Date.

(g) Repayment of Indebtedness. Seller shall have repaid in the full all indebtedness, if any, secured by the Property and all liens with respect thereto shall have been released, pursuant to documentation reasonably satisfactory to Buyer and the Title Company.

(h) Consents. All Third Party Consents shall have been obtained pursuant to documentation reasonably satisfactory to Buyer and the Title Company.

(i) Vacant Parcel. Buyer shall be satisfied (in its sole but reasonable discretion) with the Third Party Reports and other diligence matters related to the Vacant Parcel.

(j) Material Adverse Change. There shall have been no material adverse change in the physical condition of the Property or the financial or operating condition of Seller from the Effective Date.

(k) Deutsche Bank SNDA. Seller shall provide Buyer with the Deutsche Bank Lease SNDA in substantially the form attached hereto as Exhibit E.

(l) PLL Insurance. Seller shall provide Buyer with an insurance policy as required under the Lease Agreement covering environmental conditions at the Property.

Section 9.2 Conditions to Seller’s Obligation to Close. The obligation of Seller to convey and transfer to Buyer the Property on the Closing Date is subject to the satisfaction or written waiver by Seller of the following conditions precedent on and as of the Closing Date:

(a) Representations and Warranties of Buyer. The representations and warranties of Buyer set forth in Section 11.15 shall be true, complete and correct in all material respects on and as of the Effective Date and on and as of the Closing Date.

(b) Buyer’s Performance. Buyer shall have performed all covenants and obligations required by this Agreement to be performed or delivered by it on or before the Closing Date, including, without limitation, delivery of the Purchase Price.

(c) Buyer’s Closing Deliveries. Buyer shall have delivered to the Title Company all of Buyer’s Closing Deliveries.

Section 9.3 Failure to Satisfy Conditions.

(a) Buyer’s Obligations to Close. If any of the conditions to Buyer’s obligation to close set forth in Section 9.1 is not satisfied on or prior to the Closing Date, Buyer shall have the right to: (i) terminate this Agreement in accordance with Section 9.3, or (ii) consummate the purchase of the Property on the terms set forth in this Agreement.

(b) Seller’s Obligations to Close. If any of the conditions to Seller’s obligation to close set forth in Section 9.2 is not satisfied on or prior to the Closing Date, Seller shall have the right to: (i) terminate this Agreement in accordance with Section 9.3, or (ii) consummate the sale of the Property on the terms set forth in this Agreement.

(c) Termination. In the event that either party wishes to terminate this Agreement pursuant to this Section 9.3, such party shall deliver to the other party and to the Title Company on the Closing Date a Termination Notice. Upon the delivery of a Termination Notice pursuant to this Section 9.3(c), subject to the provisions of Sections 2.2(b), 5.4, 7.2, 10.5 and 11.11, this Agreement shall terminate automatically and neither party shall have any further rights or obligations hereunder except as provided in those Sections which expressly survive the termination of this Agreement.

ARTICLE 10

CLOSING AND ESCROW

Section 10.1 Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company,

and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such commercially reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

Section 10.2 Closing. The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on such date and at such time as Buyer and Seller may mutually agree upon in writing (the “Closing Date”); provided that Buyer and Seller shall use reasonable efforts to set the Closing Date no later than October 31, 2011 (the “Outside Date”). If the Closing has not occurred by the Outside Date, either party may deliver a Termination Notice on or after the Outside Date in accordance with Section 9.3, provided, however, if Seller delivers the Termination Notice, Seller’s termination of this Agreement shall not be effective unless and until Seller has also paid or reimbursed Buyer, as applicable, for all of Buyer’s Transaction Expenses through the date of the Termination Notice, subject to the Fee Cap applicable to Third Party Reports and legal fees and expenses. The Closing shall occur and the transfer of Buyer’s funds shall be initiated at or before 6:00 p.m. New York time on the Closing Date.

Section 10.3 Deposit of Documents.

(a) At or before the Closing, Seller shall deposit or shall cause to be deposited into escrow the following items (collectively, the “Seller’s Closing Deliveries”):

(i) the duly executed and acknowledged Deed;

(ii) two (2) duly executed counterparts of the Bill of Sale;

(iii) two (2) duly executed counterparts of the Lease Agreement;

(iv) two (2) duly executed counterparts of the Deutsche Bank Lease SNDA from Seller and Deutsche Bank;

(v) an estoppel certificate from Deutsche Bank on a reasonable and customary form addressed to Buyer related to the Deutsche Bank Lease;

(vi) an affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code of 1986, as amended (the “Code”) in the form attached hereto as Exhibit G, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code;

(vii) an owner’s affidavit in the form attached hereto as Exhibit H; and

(viii) a tenant waiver letter in the form attached hereto as Exhibit I.

(b) At or before the Closing, Buyer shall deposit into escrow the following items (collectively, the “Buyer’s Closing Deliveries”):

(i) funds necessary to pay the Purchase Price (net of any offsets agreed to by Buyer and Seller, including a debit against the Purchase Price for payment of Seller’s portion of the W&C Fee);

(ii) two (2) duly executed counterparts of the Bill of Sale;

(iii) two (2) duly executed counterparts of the Deutsche Bank Lease SNDA;

(iv) two (2) duly executed counterparts of the Lease Agreement; and

(v) a Preliminary Change of Ownership Report.

(c) Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof, including, without limitation, delivery by Seller of a Withholding Exemption Certificate for Real Estate Sales (Form 593-RE) or other applicable local or state governmental documentation related to the Transaction. Buyer and Seller hereby designate Title Company as the “Reporting Person” for the Transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder.

(d) Seller shall deliver to Buyer originals of the Contracts, and any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to this Agreement.

Section 10.4 Pro-rations.

(a) Seller shall be entitled to all income produced from the operation of the Property which is allocable to the period prior to the Closing and shall be responsible for all expenses allocable to that period; and Buyer shall be entitled to all income and responsible for all expenses allocable to the period beginning on the Closing Date. Notwithstanding the foregoing, the parties acknowledge that, pursuant to the Lease Agreement, from and after the Closing Date through the term of the Lease Agreement, Seller, as tenant under the Lease Agreement, will be responsible for the payment of all real property taxes, assessments, insurance premiums, utility charges and all other items customarily apportioned in sales of real property in the jurisdiction in which the Property is located (the “Apportioned Items”) all as provided in the Lease Agreement. In consideration of the foregoing, no provision shall be made at Closing with respect to the apportionment of any Apportioned Item. Notwithstanding the foregoing, all rent and other sums received under the Deutsche Bank Lease shall be distributed in accordance with the terms and conditions set forth in the Lease Agreement and not this Section 10.4.

(b) The provisions of this Section 10.4 shall survive the Closing.

Section 10.5 Remedies; Indemnification.

(a) IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO THE FAILURE OF ANY CONDITION PRECEDENT AND NO BUYER’S

DEFAULT HAS OCCURRED, THEN SELLER SHALL PAY ALL BUYER’S TRANSACTION EXPENSES AS REQUIRED IN SECTION 7 OF THIS AGREEMENT. IF ALL OF THE CONDITIONS TO SELLER’S OBLIGATION TO CLOSE SET FORTH IN SECTION 9.2 OF THIS AGREEMENT HAVE BEEN SATISFIED AND THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE SOLELY TO A SELLER’S DEFAULT, THEN, AS BUYER’S SOLE AND EXCLUSIVE REMEDY, BUYER MAY EITHER: (1) TERMINATE THIS AGREEMENT, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER (EXCEPT AS PROVIDED IN THOSE SECTIONS WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, SECTION 7.2); OR (2) ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT, IN WHICH CASE SELLER SHALL PAY ANY AND ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES INCURRED BY BUYER ON ACCOUNT OF SUCH DEFAULT AND/OR IN ENFORCING OR ESTABLISHING ITS RIGHTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES AND EXPENSES. PROVIDED SELLER HAS TENDERED PAYMENT TO BUYER FOR ALL OF ITS OBLIGATIONS UNDER THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, PURSUANT TO SECTION 7.2 OF THIS AGREEMENT), BUYER SHALL BE DEEMED TO HAVE ELECTED ITS REMEDY UNDER CLAUSE (1) OF THIS PARAGRAPH IF BUYER FAILS TO FILE SUIT FOR SPECIFIC PERFORMANCE AGAINST SELLER IN A COURT HAVING JURISDICTION IN THE COUNTY (OR CITY) AND THE STATE WHERE THE PROPERTY IS LOCATED, ON OR BEFORE NINETY (90) DAYS FOLLOWING THE LATER OF: (Y) THE DATE OF THE SELLER’S DEFAULT OR (Z) THE DATE ON WHICH THE CLOSING WAS TO HAVE OCCURRED. THE PARTIES HAVE AGREED THAT IN THE EVENT THAT ALL OF THE CONDITIONS TO BUYER’S OBLIGATION TO CLOSE SET FORTH IN SECTION 9.1 HAVE BEEN SATISFIED AND THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE SOLELY TO A BUYER’S DEFAULT, IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE SELLER’S DAMAGES. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF ONE MILLION DOLLARS ($1,000,000) IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN THE EVENT OF A BUYER’S DEFAULT. IN THE EVENT THAT A BUYER’S DEFAULT IS THE SOLE REASON THE SALE OF THE PROPERTY IS NOT CONSUMMATED, BUYER SHALL DELIVER TO SELLER THE AMOUNT OF ONE MILLION DOLLARS ($1,000,000), AS AGREED LIQUIDATED DAMAGES, AND THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO SELLER FOR SUCH FAILURE. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THIS SECTION 10.5(a) IS NOT INTENDED TO LIMIT SELLER’S RIGHTS UNDER ANY OF SECTIONS 7.1 OR 11.3 OR BUYER’S RIGHTS UNDER ANY OF SECTIONS 5.4, 7.1, 7.2 or 10.5(b). UPON A TERMINATION OF THIS

AGREEMENT IN ACCORDANCE WITH THIS SECTION 10.5(a), NEITHER PARTY SHALL HAVE ANY RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN THOSE SECTIONS WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT.

INITIALS: SELLER              BUYER

(b) Seller agrees to indemnify, defend and hold the Buyer Indemnified Parties harmless from any liability, claim, loss, expense or damage suffered or asserted by any Person against such Buyer Indemnified Parties that arises from any act or omission of Seller or its agents, employees or contractors in connection with ownership or operation of the Property or the sale of the Property to Buyer occurring on or before the Closing. The indemnifications set forth in this Section 10.5 shall survive the Closing for a period of six (6) months.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt or (d) by facsimile or telecopy, and such notices shall be addressed as follows:

To Buyer:	AG Net Lease Acquisition Corp.
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY 10167-0094
Phone No.: (212) 883-4157
Fax No.: (212) 883-4141
Attn: Gordon J. Whiting

With a copy to:	AG Net Lease Acquisition Corp.
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY 10167-0094
Phone No.: (212) 692-2296
Fax No.: (212) 867-6448
Attn: Joseph R. Wekselblatt

With a copy to:	Sheppard, Mullin, Richter & Hampton LLP
1300 I Street, N.W., Suite 1100
Washington, D.C. 20005
Phone No.: (202) 469-4943
Fax No.: (202) 312-9411
Attn: Michele E. Williams, Esquire

To Seller:	Powerwave Technologies, Inc.
1801 E Saint Andrew Place
Santa Ana, California 92705
Phone No.: (714) 466-1607
Fax No.: (714) 466-5801
Attn: Tom Spaeth, Vice President and Treasurer

with a copy to:	Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
Attention: Robert C. Wallace
Tel: (949) 725-4154
Fax: (949) 823-5154

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be deemed delivered when actually delivered, if such delivery is in person, upon deposit with the U.S. Postal Service, if such delivery is by certified mail, upon deposit with the overnight courier service, if such delivery is by an overnight courier service, and upon transmission, if such delivery is by facsimile or telecopy.

Section 11.2 Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto, contain all representations, warranties and covenants made by Buyer and Seller and constitute the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto. Notwithstanding the foregoing, the parties acknowledge and agree that both Buyer and Seller have certain separate and independent obligations related to the Transaction set forth in the Access Agreement and in the Letter of Intent and that all rights, duties and obligations set forth in the Access Agreement and Letter of Intent which expressly survive the expiration or termination of such agreements shall not be modified, vitiated, cancelled or terminated in any way by this Agreement but shall continue and survive as set forth in the Access Agreement and Letter of Intent, respectively.

Section 11.3 Entry and Indemnity. Subject to the terms of the Access Agreement and pursuant to Section 2.2 of this Agreement, Buyer, personally or through its authorized agents or representatives, entered upon the Property in order to perform such investigations as Buyer deemed necessary or desirable as described in the Access Agreement and this Agreement. In connection with such entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall indemnify and hold Seller harmless from and against any actual costs, damages (exclusive of consequential and punitive damages), liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorneys’ fees) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement. The foregoing indemnity shall survive the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

Section 11.4 Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

Section 11.5 Further Assurances. The parties hereby agree to (i) take such additional actions and to execute and deliver such additional documents as shall be necessary to consummate the Transaction and (ii) execute, deliver, record and furnish such documents as may be necessary to correct any errors of a typographical nature or inconsistencies which may be contained in this Agreement. The provisions of this Section 11.5 shall survive the Closing.

Section 11.6 Jury Trial Waiver. The parties hereby agree to waive any right to trial by jury with respect to any action or proceeding brought by either party or any other Person, relating to (a) this Agreement and/or any understandings or prior dealings between the parties hereto, or (b) the Property or any part thereof. The parties hereby acknowledge and agree that this Agreement constitutes a written consent to waiver of trial by jury pursuant to any applicable state statutes.

Section 11.7 No Merger. The obligations contained herein shall not merge with the transfer of title to the Property but shall remain in effect until fulfilled.

Section 11.8 Assignment. Seller’s rights and obligations hereunder shall not be assignable. Buyer’s rights and obligations hereunder shall not be assignable without the prior written consent of Seller, in its sole discretion. Notwithstanding the foregoing, Buyer shall have the right to assign its rights and obligations hereunder to any of its affiliates without the prior written consent of Seller, provided, however, that Buyer shall not be released from its obligations under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 11.9 Counterparts and Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Agreement transmitted by facsimile or electronic transmission and agree and intend that a signature by facsimile or electronic transmission shall bind the party so signing with the same effect as though the signature were an original signature.

Section 11.10 Governing Law; Consent to Jurisdiction.

(a) Each of Seller and Buyer hereby agree that the State of California has a substantial relationship to the parties and to the Transaction, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and performed therein (without regard to its conflict of laws principles) and all applicable law of the United States of America. To the fullest extent permitted by law, Seller hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement.

(b) Any legal suit, action or proceeding against either party arising out of or relating to this Agreement may be instituted in any federal or state court sitting in the State of California, and Buyer waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in the State of California, and each party hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

Section 11.11 Confidentiality. Prior to the Closing, Buyer and Seller shall each maintain as confidential any and all Proprietary Information obtained in connection with the Transaction and, accordingly, except for filings required to comply with securities laws, each party agrees not to disclose all or any portion of such Proprietary Information to any third party for any reason. Each item of Proprietary Information shall be used by the recipient thereof solely for the purpose of evaluating and determining such recipient’s interest in consummating the Transaction. Each party agrees that it will not make copies of, or permit any other person to make copies of, the Proprietary Information for any reason. Each party agrees that it will not retain any item of Proprietary Information after the use thereof is no longer required, and that it will either destroy or return to the other party all written materials constituting Proprietary Information, except to the extent that such destruction is prohibited by law, rule or regulation. Notwithstanding the foregoing, neither party will be required to destroy or return any Proprietary Information that may be stored electronically in such party’s information technology system, whether in the form of an e-mail, saved file or otherwise. Notwithstanding anything to the contrary contained herein, each party shall be permitted to disclose any or all of the Proprietary Information to: (i) those principals, employees, representatives, lenders, consultants, counsel, accountants and other professional advisors of such party who have a legitimate need to review or know such Proprietary Information and who have, prior to disclosure, agreed in writing to be bound by the terms of confidentiality set forth herein; and (ii) any government or self-regulatory agency whose supervision or oversight such party or any of its affiliates may be subject to the extent required by applicable law, any Governmental Authority or a court of competent jurisdiction, in each case to the extent reasonably necessary to comply with any legal or regulatory requirements to which such party or its affiliates may be subject. Upon disclosing Proprietary Information to any Person to the extent permitted hereunder, Buyer or Seller, as applicable, shall advise such Person of the confidential nature thereof, and shall take all reasonable precautions to prevent the unauthorized disclosure of such information by such Person. In addition, except for filings required to comply with securities laws, at or prior to the Closing, neither party shall issue any press release or other public announcement regarding the Transaction without first obtaining the other party’s written approval with respect to the release or announcement and the content thereof. After the Closing, Buyer and Seller shall be permitted to make such disclosures regarding the Property and the Transaction (which may include the use of Seller’s or Buyer’s name and corporate logo) as are similar or consistent with Buyer’s and Seller’s respective general public disclosure policy, including disclosures made by Buyer or Seller and its affiliates to their investors, lenders and analysts. This provision shall survive the Closing, or, if the Transaction is not consummated, beyond the termination of this Agreement.

Section 11.12 Maintenance of the Property, Insurance. Between Seller’s execution of this Agreement and the Closing, Seller shall manage and maintain the Property in the ordinary course and in the same manner and condition as before the making of this Agreement, as if Seller were retaining the Property. Seller shall make such repairs and replacements to and of the Property as shall be necessary for Seller to comply this Section 11.12. Through the Closing Date, Seller shall maintain or cause to be maintained, at Seller’s sole cost and expense, the Existing Insurance Policies. The risk of loss for the Property shall remain with Seller through and including the Closing Date.

Section 11.13 Interpretation of Agreement. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

Section 11.14 General Rules of Construction. The parties acknowledge that this Agreement has been freely negotiated by both parties, that each party has had the opportunity to review and revise this Agreement, that each party has had the opportunity to consult with counsel with regard to this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement.

Section 11.15 Representations of Buyer. Buyer represents and warrants to Seller that Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer further represents and warrants to Seller that this Agreement is, and all documents executed by Buyer which are to be delivered to Seller at the Closing will, at the time of Closing, be (a) duly authorized, executed and delivered by Buyer, (b) legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms and (c) not in violation of any of Buyer’s charter documents or any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject. Buyer represents and warrants to Seller that neither Buyer nor any of Buyer’s members, owners, officers, or directors is a Specially Designated National or Blocked Person. The foregoing representation and warranty and any and all other representations and warranties of Buyer contained herein shall survive the Closing Date.

Section 11.16 Limited Liability. Any claim based on or in respect of any liability of Seller under this Agreement shall be enforced only against Seller and its assets, properties and funds, and not against the assets, properties or funds of any of its trustees, officers, directors or shareholders, the general partners, officers, directors or shareholders thereof, or any employees or agents of Seller. Any claim based on or in respect of any liability of Buyer under this Agreement shall be enforced only against Buyer and its assets, properties and funds, and not against the assets, properties or funds of any of its trustees, officers, directors or shareholders, the general partners, officers, directors or shareholders thereof, or any employees or agents of Buyer.

Section 11.17 Amendments. This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

Section 11.18 Attorney Fees. In the event that a party hereto prevails against the other party in any action to enforce the obligations of such other party under this Agreement, the prevailing party shall be reimbursed by the other for all reasonable costs and expenses incurred thereby with respect to such action (including reasonable attorneys’ fees), including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the respective dates written below.

	SELLER:	POWERWAVE TECHNOLOGIES, INC., a Delaware corporation

		By:	/s/ Kevin T. Michaels
		Name:	Kevin T. Michaels
Date:		Its:	CFO

	BUYER:	AG NET LEASE ACQUISITION CORP., a Delaware corporation

		By:	/s/ Gordon J. Whiting
		Name:	Gordon J. Whiting
Date:		Its:	President

Schedule 4.2 – Permitted Exceptions

1.	Easement(s) for the purpose(s) shown below and rights incidental thereto as delineated or as offered for dedication, on the Parcel Map No. 85-226, recorded in Book 210, Pages 6 through 11 of Parcel Maps.

Purpose:	Public utility and sidewalk
Affects:	Parcel 6 as shown

2.	Matters contained in that certain document entitled “Development Agreement” dated October 17, 1985, executed by and between City of Santa Ana, a municipal corporation and Santa Fe Land Improvement Company, a California corporation recorded January 13, 1986, Instrument No. 86-015236, of Official Records.

Reference is hereby made to said document for full particulars.

An amendment to the Development Agreement was recorded November 21, 1991 as Instrument No. 91-635566, Official Records.

An amendment to the Development Agreement was recorded December 20, 1995 as Instrument No. 95-567086, Official Records.

3.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	The City of Santa Ana, a municipal corporation
Purpose:	Public utilities and sidewalk purposes
Recorded:	November 20, 1986, Instrument No. 86-571134, of Official Records
Affects:	Parcel 6 and other land

Schedule 5.1(cc), Page 1

4.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Southern California Edison Company, a corporation
Purpose:	Public utilities
Recorded:	December 10, 1987, Instrument No. 87-683702, of Official Records
Affects:	Parcel 6 as shown

5.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Southern California Edison Company, a corporation
Purpose:	Underground electrical supply systems and communication systems
Recorded:	December 10, 1987, Instrument No. 87-683743, of Official Records
Affects:	Parcel 6

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Southern California Gas Company, a corporation
Purpose:	Transportation of gas, petroleum products and other substances, with the right of ingress and egress
Recorded:	January 25, 1988, Instrument No. 88-033921, of Official Records
Affects:	St. Andrew Place and Parcel 6

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	The City of Santa Ana
Purpose:	Public utilities and sidewalk
Recorded:	October 6, 1987, Instrument No. 87-562658, of Official Records
Affects:	Parcel 6

Schedule 5.1(cc), Page 1

8.	Matters contained in that certain document entitled “Reservation and Grant of Easement Agreement” dated May 5, 1998, executed by and between Boeing Realty Corporation, a California corporation and Orange County Federal Credit Union, a corporation Chartered under the Laws of the United States recorded May 7, 1998, Instrument No. 19980279126, of Official Records.

Reference is hereby made to said document for full particulars.

and re-recorded July 16, 1998, Instrument No. 19980457066, of Official Records

Affects:	Parcel 6

9.	Matters contained in that certain document entitled “Grant of Reciprocal Easements and Easement Agreement (St. Andrew Private Road and Sidewalk and Existing Utilities)” dated May 5, 1998, executed by Boeing Realty Corporation, a California corporation recorded May 7, 1998, Instrument No. 19980279127, of Official Records.

Reference is hereby made to said document for full particulars.

Affects:	Parcel 6

10.	Easement(s) for the purpose(s) shown below and rights incidental thereto as delineated or as offered for dedication, on the Parcel Map No. 97-143.

Purpose:	Exclusive underground Non-exclusive surface public service and public sidewalk
Affects:	All parcels as shown

11.	Easement(s) for the purpose(s) shown below and rights incidental thereto as delineated or as offered for dedication, on the Parcel Map No. 97-143.

Purpose:	Underground & non-exclusive surface public services
Affects:	Parcel 6 as shown

Schedule 5.1(cc), Page 1

12.	The effect of a 10 foot wide telephone and electric easement reserved respectively to Pacific Bell and Southern California Edison Company.

Affects: All parcels as shown

13.	Provisions, herein recited, of the dedication statement on the

Map of:	Parcel Map No. 97-143
Provisions:	Note: We hereby release and relinquish to the city of Santa Ana all vehicular access rights to Ritchey Street, St. Andrew Place and Lyon Street except at approved driveway locations as shown on the street improvement plans for this parcel map and subsequent development except at street intersections, as indicated in the City Clerk’s Certificate found on Sheet One.

14.	Matters contained in that certain document entitled “Declaration and Agreement of Covenants, Easement Rights, and Maintenance Obligations” dated None shown, executed by and between Boeing Realty Corporation, a California corporation and The City of Santa Ana, a municipal corporation recorded June 23, 1999, Instrument No. 19990466463, of Official Records.

Reference is hereby made to said document for full particulars.

15.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Bell
Purpose:	Public utilities
Recorded:	September 10, 1999, Instrument No. 19990654268, of Official Records
Affects:	Parcel 6

Schedule 5.1(cc), Page 1

16.	The fact that said land is included within a project area of the Redevelopment Agency shown below, and that proceedings for the redevelopment of said project have been instituted under the Redevelopment Law (such redevelopment to proceed only after the adoption of the redevelopment plan) as disclosed by a document.

Redevelopment
Agency:	Community Redevelopment Agency of the City of Santa Ana
Recorded:	October 20, 2004, Instrument No. 2004000948360, of Official Records

THE FOLLOWING MATTERS AFFECT PARCEL B:

1.	Easement(s) for the purpose(s) shown below and rights incidental thereto as delineated or as offered for dedication, on the Parcel Map No. 85-226, recorded in Book 210, Pages 6 through 11 of Parcel Maps.

Purpose:	Public utility and sidewalk
Affects:	The Westerly 7 feet of said land

Purpose:	Private street (Proposed)
Affects:	The Southerly 35 feet of said land

2.	Matters contained in that certain document entitled “Development Agreement” dated October 17, 1985, executed by and between The City of Santa Ana, a municipal corporation and Santa Fe Land Improvement Company, a California corporation recorded January 13, 1986, Instrument No. 86-015236, of Official Records.

Reference is hereby made to said document for full particulars.

An amendment to the Development Agreement was recorded November 21, 1991 as Instrument No. 91-635566, Official Records.

An amendment to the Development Agreement was recorded December 20, 1995 as Instrument No. 95-567086, Official Records.

Schedule 5.1(cc), Page 1

3.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	The City of Santa Ana, a municipal corporation
Purpose:	Public street and utility
Recorded:	August 27, 1986, Instrument No. 86-388252, of Official Records
Affects:	A portion of said land as described therein

4.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	The City of Santa Ana
Purpose:	Non-exclusive surface easement for public utility and sidewalk
Recorded:	November 20, 1986, Instrument No. 86-571134, of Official Records
Affects:	A portion of said land as more particularly described therein

The above has recorded a Quitclaim as Instrument No. 87-580044 for a portion of said land.

5.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	The City of Santa Ana, a municipal corporation
Purpose:	Public utilities, sewer and storm drain
Recorded:	October 15, 1987, Instrument No. 87-578813, of Official Records
Affects:	A portion of said land as more particularly described therein

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Southern California Edison Company, a corporation
Purpose:	Underground electrical supply systems and communication systems
Recorded:	December 10, 1987, Instrument No. 87-683743, of Official Records
Affects:	A portion of said land as more particularly described therein

Schedule 5.1(cc), Page 1

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Southern California Gas Company, a corporation
Purpose:	Transportation of gas, petroleum products and other substances, with the right of ingress and egress
Recorded:	January 25, 1988, Instrument No. 88-033921, of Official Records
Affects:	A portion of said land as more particularly described therein

8.	Matters contained in that certain document entitled “Reservation and Grant of Easement and Easement Agreement” dated May 5, 1998, executed by and between Boeing Realty Corporation, a California corporation and Orange County Federal Credit Union, a Corporation Chartered under the Laws of the United States recorded May 7, 1998, Instrument No. 19980279126, of Official Records.

Reference is hereby made to said document for full particulars.

9.	Matters contained in that certain document entitled “Grant of Reciprocal Easements and Easement Agreement (St. Andrew Private Road and Sidewalk and Existing Utilities)” dated May 5, 1998, executed by Boeing Realty Corporation, a California corporation recorded May 7, 1998, Instrument No. 19980279127, of Official Records.

Reference is hereby made to said document for full particulars.

10.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Bell
Purpose:	Underground communication facilities
Recorded:	September 28, 1999, Instrument No. 19990690940, of Official Records
Affects:	10 feet wide telephone and electric easement reserved respectively to Pacific Bell and Southern California Edison Company hereon

Schedule 5.1(cc), Page 1

THE FOLLOWING MATTERS AFFECT PARCEL C:

1.	Matters contained in that certain document entitled “Declaration and Agreement of Covenants, Easement Rights, and Maintenance Obligations” dated None shown, executed by and between Boeing Realty Corporation, a California corporation and the City of Santa Ana, a municipal corporation recorded June 23, 1999, Instrument No. 19990466463, of Official Records.

Reference is hereby made to said document for full particulars.

Schedule 5.1(cc), Page 1

Schedule 5.1(h) – Consents

1. Wells Fargo Capital Finance LLC – Seller is a party to a Credit Agreement and a Security Agreement, both dated as of April 3, 2009 with Wells Fargo Foothill LLC (now named Wells Fargo Capital Finance LLC) as amended to date. Under the Security Agreement Seller granted Wells Fargo a first priority security interest in substantially all of its assets, excluding real property. The security interest covers, among other items, all equipment, machinery, fixtures and contract rights. A collateral access agreement needs to be executed by the Buyer and Wells Fargo. Also, the consent of Wells Fargo is required to release its security interest in the fixtures and equipment being sold to Buyer.

Schedule 5.1(cc), Page 1

Schedule 5.1(j) – Contracts

1. Lease between Powerwave Technologies, Inc. (as successor to Boeing Realty Company) and Deutsche Bank National Trust Company (as successor to Bankers Trust Company of California) dated as of December 31, 1998, together with the following amendments: (a) First Amendment to Lease dated as of May 1, 2004; (b) Second Amendment to Lease dated as of November 1, 2004; and (c) Third Amendment to Lease dated as of August 1, 2008.

2. Preventative Maintenance Agreement between Seller and C&L Refrigeration Corporation dated August 20, 2010. (HVAC System)

3. Agreement between Seller and Schindler Elevator Corporation dated September 14, 2001, as amended to date. (Elevators)

4. Agreement for Food Services between Seller and California Dining Services dated as of January 4, 2011. (Café operations)

5. Letter Agreement between Seller and Fire Safety First dated as of March 23, 2010. (Fire suppression)

6. Agreement between Priority Building Services, LLC and Seller dated as of September 27, 2011. (Janitorial)

7. Agreement between Merchants Landscape Services, Inc. and Seller dated November 8, 2004. (Landscaping)

8. Agreement between Western Exterminator Company and Seller dated as of May 7, 2008. (Pest Control)

9. Security Officer Service Agreement between Seller and Allied Security, Inc. dated as of January 1, 2003.

10. Service Agreement between Seller and Accessory Air Compressor System Inc. dated as of August 26, 2010. (air compressors)

11. Tremco (Roof Maintenance)

12. Amberwick (Hazardous Waste Removal)

13. Access Agreement dated as of March 11, 2008 between Seller and URS Corporation, as amended by First Amendment dated to be effective March 31, 2009, which agreement allows URS Corporation to do certain surface and subsurface sampling on the Property.

Schedule 5.1(cc), Page 1

Schedule 5.1(k) – Permits

1. City of Santa Ana business license 194305 for Wholesale, Misc. Schedule 3, expires March 31, 2012.

2. City of Santa Ana business license 279006 for Commercial Rental 5 –OL, expires March 31, 2012.

3. Permits 121969, 08492, 092525, 092527 and 092526 for elevators.

4. Registration number FAC59752, California Department of Public Health, regarding one ex-ray machine used in reliability lab.

5. Permit No. 40119276 and 30126159 from the City of Santa Ana for Subterra underground vault installed in the front of building; this is a Powerwave product demonstration.

Schedule 5.1(cc), Page 1

Schedule 5.1(l) – Plans

1. As built building drawings created by Gensler. (available on dvd).

Schedule 5.1(cc), Page 1

Schedule 5.1(m) – Warranties

1. 15-year roof warranty from Highland Commercial Roofing, dated December 7, 2009.

2. Warranty on 7.5 ton air conditioning unit from MDB Air, Inc. dated May 17, 2011 – one year warranty.

Schedule 5.1(cc), Page 1

Schedule 5.1(n) – Certificate of Occupancy

1. Occupancy No. 80367320 issued April 10, 2002.

2. Occupancy No. 80361136 issued July 28, 2000.

Schedule 5.1(cc), Page 1

Schedule 5.1(p) – Environmental Matters

1. Seller uses certain materials listed on attachment 5.1p in its business operations which is disposes of in accordance with applicable Environment Laws.

2. Access Agreement dated as of March 11, 2008 between Seller and URS Corporation, as amended by First Amendment dated to be effective March 31, 2009, which agreement allows URS Corporation to do certain surface and subsurface sampling on the Property.

3. Remedial activities are being conducted by a former landowner, Bell Industries, of an adjacent property, 1831 South Ritchey Street, for groundwater contamination. It is possible that such contamination may have migrated to the Property.

Schedule 5.1(cc), Page 1

Schedule 5.1(aa) – Insurance Policies

1. Property Insurance—Factory Mutual Insurance Company Policy # UB915.

2. General Liability Insurance—Travelers Property and Casualty Company Policy #6302938P974.

3. Umbrella insurance policy—Travelers Property Casualty Company of America Policy # CUP2938P974.

Schedule 5.1(cc), Page 1

Schedule 5.1(bb) – Parking Spaces

1306 parking spaces including 19 handicap spaces and 1287 regular spaces

Schedule 5.1(cc), Page 1

Schedule 5.1(cc) – Financial Statements

1. Form 10-Q for the quarterly period ended July 3, 2011.

Schedule 5.1(cc), Page 1

EXHIBIT A

Real Property

The Vacant Parcel adjacent to 1761-1801 E. St. Andrew Place, Santa Ana, California 92705 containing approximately 2.87 acres and owned by Seller. Such parcel is identified as tax parcel number 403-061-06. A full legal description for the Vacant Parcel will be added to this Agreement prior to Closing.

and

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SANTA ANA, COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 6, IN THE CITY OF SANTA ANA, COUNTY OF ORANGE, STATE OF CALIFORNIA, RECORDED IN BOOK 307 PAGES 40 THROUGH 46 INCLUSIVE OF PARCEL MAPS, RECORDS OF SAID COUNTY.

EXCEPTING ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERAL SUBSTANCES LYING NOT LESS THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID REAL PROPERTY, PROVIDED THAT GRANTOR, ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT TO GO UPON THE SURFACE OF SAID REAL PROPERTY FOR THE PURPOSE OF EXTRACTING SAID OIL, GAS OR OTHER HYDROCARBON AND MINERAL SUBSTANCES, NOR FOR ANY PURPOSE IN CONNECTION THEREWITH, BUT SHALL HAVE THE RIGHT TO EXTRACT AND REMOVE SAID OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES BY MEANS OF SLANT-DRILLED WELLS LOCATED ON ADJACENT OR NEARBY LAND, OR BY ANY OTHER MEANS WHICH SHALL NOT REQUIRE ENTRY UPON THE SURFACE OF SAID REAL PROPERTY BY INSTRUMENT RECORDED BY SANTA FE LAND IMPROVEMENT COMPANY, A CORPORATION ON September 17, 1985 AS INSTRUMENT NOS. 85-353684 AND 85-353685 OF OFFICIAL RECORDS.

PARCEL B:

EASEMENTS FOR INGRESS AND EGRESS AS DESCRIBED IN THAT CERTAIN RESERVATION AND GRANT OF EASEMENTS AND EASEMENT AGREEMENT RECORDED MAY 7, 1998 AS INSTRUMENT NO. 19980279126, OFFICIAL RECORDS AND RE-RECORDED July 16, 1998 AS INSTRUMENT NO. 19980157066, OFFICIAL RECORDS.

PARCEL C:

EASEMENTS FOR INGRESS AND EGRESS AS DESCRIBED IN THAT CERTAIN DECLARATION AND AGREEMENT OF COVENANTS, EASEMENT RIGHTS, AND MAINTENANCE OBLIGATIONS RECORDED June 23, 1999 AS INSTRUMENT NO. 19990466463, OFFICIAL RECORDS.

APN: 403-061-03

Exhibit A, Page 1

EXHIBIT B

Equipment

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever owned by Seller, now or hereafter affixed or attached to or installed in the Property (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof, but excluding any and all “equipment” as that term is defined in the Uniform Commercial Code, personal property and all computers, trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the buildings which constitute part of the Property.

Exhibit B, Page 1

EXHIBIT C

Form of Deed

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Sheppard Mullin Richter & Hampton LLP

1300 I Street NW, Washington, DC 20005

Attention: Michele E. Williams

(Space Above for Recorder’s Use)

MAIL TAX STATEMENTS TO:

AGNL Antenna, L.P.

c/o Angelo, Gordon & Co., L.P.

245 Park Avenue, 26th Floor

New York, NY 10167-0094

Phone No.: (212) 883-4157

Attn: Gordon J. Whiting

IN ACCORDANCE WITH SECTION 11932 OF THE CALIFORNIA REVENUE AND TAXATION CODE, GRANTOR HAS DECLARED THE AMOUNT OF TRANSFER TAX WHICH IS DUE BY A SEPARATE STATEMENT WHICH IS NOT BEING RECORDED WITH THIS DEED.

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Grantor”), hereby grants to AGNL ANTENNA, L.P., a Delaware limited partnership (“Grantee”), the real property (the “Property”) in the County of Orange, State of California, described as follows:

See Schedule 1 attached hereto and incorporated herein by reference.

SUBJECT TO:

1. All non-delinquent real property taxes and unpaid general and special assessments.

2. All covenants, conditions, restrictions and other matters of record, and all matters that are apparent by a survey or physical inspection of the Property.

Grantor has caused this Grant Deed to be duly executed on                                     .

Grantor:

POWERWAVE TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

ACKNOWLEDGMENT

State of California

County of

On                         before me,                                                      , Notary Public,

(here insert name and title of the officer)

personally appeared

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

SCHEDULE 1

LEGAL DESCRIPTION

[TO BE ATTACHED]

SCHEDULE 1

Document No.:

Date Recorded:                                          , 2011

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Section 11932 R&T Code)

To: Registrar Recorder

County of                         , California

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

Powerwave Technologies, Inc., a Delaware corporation

(as grantor)

AGNL Antenna, L.P., a Delaware limited partnership

(as grantee)

Property described in the accompanying document is located in

( ) unincorporated area of the County of

( ) City of            .

The amount of tax due on the accompanying document is $

[            ] Computed on full value of property conveyed, or

[            ] Computed on full value less liens and encumbrances remaining at time of sale.

GRANTOR:
Powerwave Technologies, Inc.,
a Delaware corporation

By:
Printed Name:
Title:

Date: , 2011

Exhibit D, Page 1

EXHIBIT D

Form of Bill of Sale

Exhibit D, Page 1

EXHIBIT E

Form of Deutsche Bank Lease SNDA

Exhibit E, Page 1

EXHIBIT F

[omitted]

Exhibit F, Page 1

EXHIBIT G

Form of FIRPTA Affidavit

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                              (“Transferor”), the undersigned hereby certifies the following on behalf of Seller:

Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

Transferor’s U.S. employer identification number is:                                                  ; and

Transferor’s office address is                                              .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:

,

a
By:
Name:
Its:

NOTICE TO TRANSFEREE (BUYER): You are required by law to retain this Certificate until the end of the fifth tax year following the tax year in which the transfer takes place and make the Certificate available to the Internal Revenue Service if requested to do so during that period.

Exhibit G, Page 1

EXHIBIT H

Form of Owner’s Affidavit

Exhibit H, Page 1

EXHIBIT I

Form of Tenant Waiver Letter

[TENANT NAME]

[Tenant address]

                         , 20

AGNL                 , L.L.C.

c/o Angelo, Gordon & Co., L.P.

245 Park Avenue

26th Floor

New York, NY 10167-0094

Attn: Gordon J. Whiting

Re:         Lease Agreement, dated as of                        , 20        , between AGNL             , L.L.C., a Delaware limited liability company (“Landlord”), and                     ., a                     (“Tenant”) (the “Lease”)

Ladies and Gentlemen:

In consideration of the execution and delivery of the above-referenced Lease by                         (“Landlord”),                     (“Tenant”) hereby covenants and agrees with Landlord that, in connection with the closing of a Loan (as defined in the Lease), Tenant shall execute and deliver to Landlord a letter in substantially the form attached hereto as Exhibit A.

Very truly yours,

[TENANT NAME],
a

By:
Name:
Title:

Exhibit I, Page 1

EXHIBIT “A”

[TENANT NAME]

[Tenant address]

                                 , 20

AGNL             , L.L.C.

c/o Angelo, Gordon & Co., L.P.

245 Park Avenue

26th Floor

New York, NY 10167-0094

Attn: Gordon J. Whiting

Re:         Lease Agreement, dated as of                                , 20        , between AGNL             , L.L.C., a Delaware limited liability company (“Landlord”), and             ., a             (“Tenant”) (the “Lease”)

Ladies and Gentlemen:

Reference is made to that certain $         loan (the “Loan”) made by (“Lender”) to                             (“Landlord”), which Loan is secured by, inter alia, a certain [Mortgage] of even date herewith (the “Mortgage”) encumbering certain property located at                         (the “Property”), which Property is leased to                         (“Tenant”) pursuant to the above referenced Lease.

In consideration of the execution and delivery of the Lease by Landlord and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby covenants and agrees with Landlord that, in the event Tenant or any Affiliate (as hereinafter defined) of Tenant purchases the interest of Lender in the Loan, Tenant or such Affiliate will not exercise any of the remedies provided to Lender under the Mortgage or any of the other documents evidencing or securing the Loan if and so long as an Event of Default exists and is continuing under the Lease.

For the purposes hereof, the term “Affiliate” shall mean, with respect to a corporation, (i) any officer or director thereof and any person, trust, corporation, partnership, venture or other entity who or which is, directly or indirectly, the beneficial owner of more than 10% of any class of shares or other equity security of such corporation, or (ii) any person, trust, corporation, partnership, venture or other entity which, directly or indirectly controls or is controlled by or under common control with such corporation, or (iii) any general partner, general partner of a general partner, partnership with a common general partner, or co-venturer of or with any person or entity described in (i) or (ii) above, or (iv) if any general partner or co venturer is a corporation, any person, trust, corporation, partnership, venture or other entity which is an Affiliate as defined above of such corporation, or (v) if any of the foregoing is a natural person, his or her parents, spouse, children, siblings and their children, and spouse’s parents, children, siblings and their children.

Exhibit I, Page 2

“Controls”, “controlled by” and “under common control with” each refers to the effective power, directly or indirectly, to direct or cause the direction of the management and policies of the person, trust, corporation, partnership, venture or other entity in question, whether by contract or otherwise.

Very truly yours,

[TENANT NAME],
a

By:
Name:
Title:

Exhibit I, Page 3

EXHIBIT J

Deutsche Bank Leased Premises

The premises leased from Seller to Deutsche Bank under the Deutsche Bank Lease, consisting of approximately 109,777 rentable square feet, on portions of the ground and second floors of the office building located at 1801 E. St. Andrew Place, Santa Ana, California